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                                                                    EXHIBIT 10.1

                                                      NAME: ____________________

                                 ENDOCARE, INC.
                         RESTRICTED STOCK UNIT AGREEMENT
                                    UNDER THE
                    ENDOCARE, INC. 2004 STOCK INCENTIVE PLAN

        This Restricted Stock Unit Agreement (the "Agreement") is made effective the ___ day of _________, 200_ between ENDOCARE, INC. (the "Company", which term shall include its Related Companies), and ______________ (the "Grantee"), [AN EMPLOYEE/A DIRECTOR] of the Company, under the following terms and conditions. The Agreement is issued pursuant to the Endocare, Inc. 2004 Stock Incentive Plan (the "Plan"). Unless otherwise specifically defined in this Agreement, capitalized terms used herein have the meanings designated in the Plan.

                                        I
                         GRANT OF RESTRICTED STOCK UNIT

        The Company has, as of _________ ___, 200_ (hereinafter referred to as the "Date of Grant"), granted to the Grantee Restricted Stock Units with respect to ________ shares of Common Stock in accordance with the Plan.

                                       II
                             PERIOD OF RESTRICTION

        [TIME-BASED VESTING] The Restricted Stock Units shall vest as follows:
[INSERT VESTING SCHEDULE]. Upon all or a portion of an award of Restricted Stock Units vesting (the date of each such vesting being a "Vest Date"), one share of Common Stock shall be issuable for each Restricted Stock Unit that vests on such Vest Date (the "RSU Shares"). Effective on such date, the Company will transfer such RSU Shares to the Grantee upon satisfaction of any required tax withholding obligations. No fractional shares shall be issued with respect to vesting of Restricted Stock Units. Any fractional portion of Restricted Stock Units shall be paid to the Grantee in cash, based on the Fair Market Value of the Common Stock on the applicable Vest Date. Notwithstanding the foregoing, to the extent permitted by the Administrator in a manner that complies with Section 409A of the Code, the Grantee may elect to defer delivery of the RSU Shares.

        [PERFORMANCE-BASED VESTING] The Restricted Stock Units shall vest as follows: [INSERT DESCRIPTION OF PERFORMANCE CRITERIA AND WHEN RSUS WILL VEST]. Upon all or a portion of an award of Restricted Stock Units vesting (the date of each such vesting being a "Vest Date"), one share of Common Stock shall be issuable for each Restricted Stock Unit that vests on such Vest Date (the "RSU Shares"). Effective on such date, the Company will transfer such RSU Shares to the Grantee upon satisfaction of any required tax withholding obligations. No fractional shares shall be issued with respect to vesting of Restricted Stock Units. Any fractional portion of Restricted Stock Units shall be paid to the Grantee in cash, based on the Fair Market Value of the Common Stock on the


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applicable Vest Date. Notwithstanding the foregoing, to the extent permitted by the Administrator in a manner that complies with Section 409A of the Code, the Grantee may elect to defer delivery of the RSU Shares.

                                       III
                        TERMINATION OF CONTINUOUS SERVICE

        Unless otherwise determined by the Administrator in its sole discretion, in the event that the Grantee's Continuous Service shall cease for any reason before all or any portion of the Restricted Stock Units have vested, the Grantee shall immediately forfeit to the Company the unvested Restricted Stock Units, and no shares of Common Stock shall be issued nor shall any cash be paid with respect to such Restricted Stock Units.

                                       IV
                                CHANGE IN CONTROL

        The treatment of the Restricted Stock Units upon a Change in Control or Corporate Transaction shall be as set forth in Section 11 of the Plan.

                                        V
                                      TAXES

        The Company shall issue the shares of Common Stock underlying the Grantee's Restricted Stock Units net of the minimum applicable statutory tax withholding such that a portion of the shares of Common Stock that would otherwise be issued to the Grantee will be retained by the Company and applied to defray such tax withholding relating to the issuance of shares underlying the Grantee's Restricted Stock Units. The Administrator, in its sole discretion, may unilaterally modify this Section V at any time to the extent necessary or advisable to avoid accounting treatment that the Administrator, in its sole discretion, deems unfavorable to the Company.

                                       VI
                                    THE PLAN

        The grant of Restricted Stock Units pursuant to this Agreement is subject to the terms and conditions set forth herein as well as the provisions of the Plan. In the event of a conflict between the terms of this Agreement and the Plan, the Plan shall control.

                                       VII
                                  NO ASSIGNMENT

        Except as specifically provided in the Plan, Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned, exchanged, encumbered or otherwise alienated or hypothecated until the Restricted Stock Units have vested and the underlying shares of Common Stock have been issued. In the event of any violation of this provision, the Restricted Stock Units


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will be automatically forfeited to the Company and neither the Grantee nor any other person shall be entitled to receive any shares of Common Stock or cash in respect of Restricted Stock Units.

                                      VIII
                                  VOTING RIGHTS

        There are no voting rights with respect to any Restricted Stock Units or the Common Stock issuable in respect of the Restricted Stock Units prior to the vesting of such Restricted Stock Units and the issuance of Common Stock in respect thereof, if applicable. Subsequent to the vesting of Restricted Stock Units and the issuance of shares of Common Stock in respect thereof, if any, the Grantee may exercise voting rights with respect to such shares of Common Stock, as a stockholder of the Company, for as long as the Grantee holds such shares.

                                       IX
                                    DIVIDENDS

        Prior to vesting of the Restricted Stock Units, subject to the following, the Grantee shall be entitled to receive all dividends and other distributions paid with respect to the shares of Common Stock issuable in respect of such Restricted Stock Units. If the stockholders of the Company receive dividends paid in cash, in lieu of a cash payment, the Grantee shall automatically receive additional Restricted Stock Units equal in value to such cash dividend otherwise payable. For such purposes, the value of the number of additional Restricted Stock Units to be issued shall be deemed to equal the number of shares of Common Stock, valued at the Fair Market Value of a share of Common Stock on the date such dividend is paid, equal in value to such cash dividend; provided, however that the Company shall not issue fractional Restricted Stock Units, and any amount that would have otherwise been payable as a fractional unit shall be paid in cash to the Grantee. If any such dividends or distributions are paid to the stockholders of the Company in shares of Common Stock, the Grantee shall receive a number of Restricted Stock Units equal to the number of shares of Common Stock the Grantee would have received if the Restricted Stock Units with respect to which the Grantee is receiving the dividend had already been settled in shares of Common Stock. In each case, any such additional Restricted Stock Units shall be subject to the same vesting requirements and restrictions on transferability as the Restricted Stock Units with respect to which they were distributed.

                                        X
                         VENUE AND WAIVER OF JURY TRIAL

        The Company and the Grantee (the "parties") agree that any suit, action, or proceeding arising out of or relating to the Plan or this Agreement shall be brought in the United States District Court for the Central District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of Orange) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section X shall for any


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reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

                                       XI
                                  MISCELLANEOUS

        In the event that any provision of this Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of this Agreement shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

        The captions used in this Agreement are inserted for convenience and shall not be deemed a part of this Agreement for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

        Neither the Plan nor this Agreement shall confer upon the Grantee any right with respect to continuance of employment by the Company, nor shall it interfere in any way with the Grantee's right, or the Company's right, to terminate the Grantee's employment at any time.

        This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

        The Grantee acknowledges that a copy of the Plan, the Plan prospectus and a copy of the Company's most recent annual report to its stockholders has been delivered to the Grantee.

        The Plan and this Agreement shall be governed, construed, interpreted and administered solely in accordance with the laws of the state of California, without regard to principles of conflicts of law.

        As of the date hereof, the Company has an effective registration statement on file with the Securities and Exchange Commission with respect to the offer and sale of the Restricted Stock Units and the shares of Common Stock issuable upon vesting of the Restricted Stock Units. The Company intends to maintain the effectiveness of this registration statement but has no obligation to do so. In the event the registration statement ceases to be effective, the Grantee will not be able to transfer or sell any shares of Common Stock issued to him or her upon the vesting of the Restricted Stock Units unless exemptions from registration under applicable securities laws are available. Such exemptions from registration are very limited and might be unavailable.

        All questions arising under the Plan or under this Agreement shall be decided by the Administrator in its total and absolute discretion. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.


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        IN WITNESS WHEREOF, the Company has caused this Restricted Stock Unit
Agreement to be duly executed by its officers thereunto duly authorized, and the Grantee has hereunto set his or her hand as of the date first above written.



ENDOCARE, INC.
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                                                   Grantee Signature
By
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Title:                               Address (please print):
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